EXHIBIT 16


                      [Letterhead of Deloitte & Touche LLP]

July 16, 2001

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Advantage Marketing Systems, Inc. dated July 16, 2001, except that we have no basis for agreeing or disagreeing with the comments in the first paragraph of Item 4.

Yours truly,

DELOITTE & TOUCHE LLP